EXHIBIT 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Principal Accounting Officer of The TriZetto Group, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a) The Form 10-Q of the Company for the quarter ended September 30, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2007	/s/ Jeffrey H. Margolis
Jeffrey H. Margolis
Chief Executive Officer

Date: November 2, 2007	/s/ Robert G. Barbieri
Robert G. Barbieri
Chief Financial Officer